UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

Breeze-Eastern Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07872	95-4062211
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 602-1001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities

The information provided in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers;

On May 21, 2012, D. Michael Harlan, Jr. resigned his position as the chief executive officer and as a director of Breeze-Eastern Corporation (the “Company,” “we” or “us”). There were no disagreements between us and Mr. Harlan on any matter relating to our operations, policies or practices which led to his resignation.

In connection with his resignation, we entered into a Resignation Letter Agreement with Mr. Harlan (the “Resignation Letter”), pursuant to which, upon Mr. Harlan executing a general release in favor of the Company, we will: (i) continue to pay Mr. Harlan’s salary for six months after his resignation; (ii) allow Mr. Harlan to participate in our medical and dental insurance programs through COBRA, and pay the costs of COBRA continuation coverage in excess of the active employee rates for such coverage for six months following his resignation; and (iii) continue for six months following his resignation to provide any other benefits in which Mr. Harlan was entitled to participate as an employee. If Mr. Harlan is not employed on the six month anniversary of his resignation, we will extend the foregoing benefits for an additional six month period (or a shorter period if Mr. Harlan becomes employed during such extended six month period).

On May 22, 2012, we hired Brad Pedersen to serve as our president and chief executive officer and appointed Mr. Pedersen to serve on our board of directors. Mr. Pedersen, age 52, previously served as the President of New Jersey-based Airborne Systems Group, a multi-national developer and manufacturer of parachutes and related aerospace products, from 2011 to 2012, and as Chief Operating Officer North America from 2006 to 2011. Before joining Airborne, from 2000 to 2006, Mr. Pedersen held several positions at Sikorsky Aircraft Corp., including Canadian Maritime Helicopter Project Program Manager, UH-60M Program Manager, and Director of Advanced Programs (R&D), and a leadership position in the Mergers and Acquisitions group. Before joining Sikorsky, Mr. Pedersen, from 1983 to 2000, served in a variety of roles at Boeing, including Director – International Apache Programs, Director – Ordnance Programs, Program Manager – Advanced Programs and Flight Test Engineer. Mr. Pedersen received a BS, Aeronautical Engineering Technology, and an MBA from Arizona State University.

We have entered into an Employment Agreement with Mr. Pedersen (the “Employment Agreement”) setting forth the terms and conditions of his employment with us. Pursuant to the Employment Agreement, we will pay to Mr. Pedersen an annual base salary of $350,000, subject to annual adjustment by the Incentive and Compensation Committee. Mr. Pedersen is also eligible to receive an annual bonus of up to 70% of his base salary (of which 15% of such bonus may be in the form of equity) based upon his performance, as evaluated by the Incentive and Compensation Committee. We granted to Mr. Pedersen an option to purchase 400,000 shares of our common stock pursuant to an Option to Purchase Common Stock (the “Option Agreement”). The option will have a term of ten years and an exercise price of $8.10 per share. An option to purchase 50,000 shares will be immediately exercisable upon grant, and the option to purchase remaining 350,000 shares will vest gradually in installments of 50,000 shares based upon whether the average closing price of our common stock over a thirty-day period (the “Trailing Price”) exceeds certain pre-determined thresholds within certain timeframes. Specifically, (i) options to purchase 50,000 shares will vest when the Trailing Price exceeds $8.50, (ii) at any time after May 22, 2013, options to purchase 50,000 shares and 50,000 shares will vest when the Trailing Price exceeds $9.50 and $10.50, respectively, (iii) at any time after May 22, 2014, options to purchase 50,000 shares and 50,000 shares will vest when the Trailing Price exceeds $11.50 and $12.50, respectively, and (iv) at any time after May 22, 2015, options to purchase 50,000 shares and 50,000 shares will vest when the Trailing Price exceeds $13.50 and $14.50, respectively. Upon a change of control, the time periods in which the option becomes exercisable will immediately accelerate, but the share price performance criteria will remain the same.

The Employment Agreement provides that if we terminate Mr. Pedersen without cause, we shall pay to Mr. Pedersen an amount equal to his annual base salary in effect at the time of termination, and continue his employee benefits until the earlier of (i) the date in which he obtains subsequent employment, or (ii) the one year anniversary of his termination date. If we terminate Mr. Pedersen within the twenty-four month period following a change in control, we (or our successor) will pay to Mr. Pedersen an amount equal to two times his annual base salary in effect at the time of termination plus an amount equal to the average of the two prior bonus payments made to Mr. Pedersen, or in the event that Mr. Pedersen has only received one bonus payment from us, he shall receive an amount equal to that bonus payment. If we terminate Mr. Pedersen for “Cause”, as such term is defined in the Employment Agreement, then we will have no other compensation obligations other than (i) amounts of compensation accrued through the date of termination and (ii) reimbursement of appropriately documented expenses incurred before the termination.

The descriptions of the Resignation Letter, Employment Agreement and Option Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 8.01. Other Events

On May 22, 2012, we issued a press release announcing the appointment of Mr. Pedersen and the resignation of Mr. Harlan as chief executive officer and as a director, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Resignation Letter Agreement, dated May 21, 2012, between the Company and D. Michael Harlan, Jr.

10.2	Employment Agreement, effective as of May 22, 2012, between the Company and Brad Pedersen

10.3	Option to Purchase Common Stock of the Company, issued to Brad Pedersen on May 22, 2012

99.1	Press Release of Breeze-Eastern Corporation dated May 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION

Dated: May 24, 2012	/s/ Mark D. Mishler
Mark D. Mishler
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary